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                                 EXHIBIT 4(c)



                             [STOCK CERTIFICATE]

               NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
              INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                                                           CUSIP NO. 910900 20 8

                              UNITED ENERGY CORP.

              PAR VALUE ONE CENT PER SHARE - NON ASSESSABLE VOTING

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

                   Shares of UNITED ENERGY CORP. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

      Witness the facsimiile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                                [SEAL OF NEVADA]


[illegible]                             [illegible]
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                      SECRETARY                                        PRESIDENT